                                                                     EXHIBIT 4.2

                                                               EXECUTION VERSION

================================================================================

                           ---------------------------

                                BOWNE & CO., INC.

                                  as Issuer of

          5.00% CONVERTIBLE SUBORDINATED DEBENTURES DUE OCTOBER 1, 2033

                           ---------------------------

                                    INDENTURE

                         Dated as of September 24, 2003

                           ---------------------------

                              The Bank of New York,

                                   as Trustee

                           ---------------------------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                              Indenture
 Act Section                                                                  Section
 -----------                                                                  -------
310(a)(1)...........................................................                6.8
   (a)(2)...........................................................                6.8
   (a)(3)...........................................................                n/a
   (a)(4)...........................................................                n/a
   (a)(5)...........................................................                6.8
   (b)..............................................................        [6.9, 6.13]
   (c)..............................................................                n/a
311(a)..............................................................               6.14
   (b)..............................................................               6.14
   (c)..............................................................                n/a
312(a)..............................................................               15.1
   (b)..............................................................               15.2
   (c)..............................................................               15.2
313(a)..............................................................               15.3
   (b)(1)...........................................................               15.3
   (b)(2)...........................................................               15.3
   (c)..............................................................               15.3
   (d)..............................................................               15.4
314(a)..............................................................               15.4
   (b)..............................................................                n/a
   (c)(1)...........................................................                1.2
   (c)(2)...........................................................                1.2
   (c)(3)...........................................................                n/a
   (d)..............................................................                n/a
   (e)..............................................................                1.2
   (f)..............................................................                n/a
315(a)..............................................................                6.1
   (b)..............................................................        [6.2, 10.8]
   (c)..............................................................              [6.1]
   (d)..............................................................                6.1
   (e)..............................................................               5.14
316(a)(last sentence)...............................................                1.1
   (a)(1)(A)........................................................               5.12
   (a)(1)(B)........................................................               5.13
   (a)(2)...........................................................                n/a
   (b)..............................................................                5.8
   (c)..............................................................              [1.4]
317(a)(1)...........................................................                5.3
   (a)(2)...........................................................                5.4
   (b)..............................................................          4.2, 10.3
318(a)..............................................................               1.13
   (b)..............................................................                n/a
   (c)..............................................................               1.13

-----------------
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............................................     7

   SECTION 1.1           Definitions...........................................................................     7
   SECTION 1.2           Compliance Certificates and Opinions..................................................    16
   SECTION 1.3           Form of Documents Delivered to the Trustee............................................    17
   SECTION 1.4           Acts of Holders.......................................................................    17
   SECTION 1.5           Notices, Etc. to the Trustee and Company..............................................    19
   SECTION 1.6           Notice to Holders; Waiver.............................................................    19
   SECTION 1.7           Effect of Headings and Table of Contents..............................................    20
   SECTION 1.8           Successors and Assigns................................................................    20
   SECTION 1.9           Separability Clause...................................................................    20
   SECTION 1.10          Benefits of Indenture.................................................................    20
   SECTION 1.11          Governing Law; Waiver of Jury Trial...................................................    20
   SECTION 1.12          Legal Holidays........................................................................    20
   SECTION 1.13          Conflict with Trust Indenture Act.....................................................    21

ARTICLE II SECURITY FORMS......................................................................................    21

   SECTION 2.1           Forms Generally.......................................................................    21
   SECTION 2.2           Form of Security......................................................................    22
   SECTION 2.3           Form of Election of Holder to Require Change in Control Repurchase....................    30
   SECTION 2.4           Form of Election of Holder to Require Repurchase......................................    31
   SECTION 2.5           Form of Conversion Notice.............................................................    32
   SECTION 2.6           Form of Assignment....................................................................    34
   SECTION 2.7           Schedule of Exchanges of Interests....................................................    34

ARTICLE III THE SECURITIES.....................................................................................    35

   SECTION 3.1           Title and Terms.......................................................................    35
   SECTION 3.2           Denominations.........................................................................    35
   SECTION 3.3           Execution, Authentication, Delivery and Dating........................................    35
   SECTION 3.4           Global Securities; Non-Global Securities; Book-entry Provisions.......................    36
   SECTION 3.5           Registration; Registration of Transfer and Exchange; Restrictions on Transfer.........    37
   SECTION 3.6           Mutilated, Destroyed, Lost or Stolen Securities.......................................    41
   SECTION 3.7           Payment of Interest; Interest Rights Preserved........................................    41
   SECTION 3.8           Persons Deemed Owners.................................................................    42
   SECTION 3.9           Cancellation..........................................................................    43
   SECTION 3.10          Computation of Interest...............................................................    43
   SECTION 3.11          CUSIP Numbers.........................................................................    43

ARTICLE IV SATISFACTION AND DISCHARGE..........................................................................    43

   SECTION 4.1           Satisfaction and Discharge of Indenture...............................................    43
   SECTION 4.2           Application of Trust Money............................................................    44

ARTICLE V REMEDIES.............................................................................................    44

   SECTION 5.1           Events of Default.....................................................................    44
   SECTION 5.2           Acceleration of Maturity; Rescission and Annulment....................................    46
   SECTION 5.3           Collection of Indebtedness and Suits for Enforcement by Trustee.......................    47
   SECTION 5.4           Trustee May File Proofs of Claim......................................................    47
   SECTION 5.5           Trustee May Enforce Claims Without Possession of Securities...........................    48
   SECTION 5.6           Application of Money Collected........................................................    48
   SECTION 5.7           Limitation on Suits...................................................................    49
   SECTION 5.8           Unconditional Right of Holders to Receive Principal, Premium and Interest and
                         to Convert............................................................................    49
   SECTION 5.9           Restoration of Rights and Remedies....................................................    49
   SECTION 5.10          Rights and Remedies Cumulative........................................................    50
   SECTION 5.11          Delay or Omission Not Waiver..........................................................    50
   SECTION 5.12          Control by Holders....................................................................    50
   SECTION 5.13          Waiver of Past Defaults...............................................................    50
   SECTION 5.14          Undertaking for Costs.................................................................    51
   SECTION 5.15          Waiver of Stay, Usury or Extension Laws...............................................    51

  ARTICLE VI THE TRUSTEE.......................................................................................    51

   SECTION 6.1           Certain Duties and Responsibilities...................................................    51
   SECTION 6.2           Notice of Defaults....................................................................    52
   SECTION 6.3           Certain Rights of Trustee.............................................................    52
   SECTION 6.4           Not Responsible for Recitals or Issuance of Securities................................    54
   SECTION 6.5           May Hold Securities, Act as Trustee Under Other Indentures............................    54
   SECTION 6.6           Money Held in Trust...................................................................    54
   SECTION 6.7           Compensation and Reimbursement........................................................    54
   SECTION 6.8           Corporate Trustee Required; Eligibility...............................................    55
   SECTION 6.9           Resignation and Removal; Appointment of Successor.....................................    55
   SECTION 6.10          Acceptance of Appointment by Successor................................................    57
   SECTION 6.11          Merger, Conversion, Consolidation or Succession to Business...........................    57
   SECTION 6.12          Authenticating Agents.................................................................    57
   SECTION 6.13          Disqualification; Conflicting Interests...............................................    58
   SECTION 6.14          Preferential Collection of Claims Against Company.....................................    58

ARTICLE VII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...............................................    59

   SECTION 7.1           Company May Consolidate, Etc. Only on Certain Terms...................................    59
   SECTION 7.2           Successor Substituted.................................................................    59

ARTICLE VIII SUPPLEMENTAL INDENTURES...........................................................................    60

   SECTION 8.1           Supplemental Indentures Without Consent of Holders....................................    60
   SECTION 8.2           Supplemental Indentures with Consent of Holders.......................................    61
   SECTION 8.3           Execution of Supplemental Indentures..................................................    62
   SECTION 8.4           Effect of Supplemental Indentures.....................................................    62
   SECTION 8.5           Reference in Securities to Supplemental Indentures....................................    62

   SECTION 8.6           Notice of Supplemental Indentures.....................................................    62

ARTICLE IX MEETINGS OF HOLDERS OF SECURITIES...................................................................    62

   SECTION 9.1           Purposes for Which Meetings May Be Called.............................................    62
   SECTION 9.2           Call, Notice and Place of Meetings....................................................    63
   SECTION 9.3           Persons Entitled to Vote at Meetings..................................................    63
   SECTION 9.4           Quorum; Action........................................................................    63
   SECTION 9.5           Determination of Voting Rights; Conduct and Adjournment of Meetings...................    64
   SECTION 9.6           Counting Votes and Recording Action of Meetings.......................................    64

ARTICLE X COVENANTS............................................................................................    65

   SECTION 10.1          Payment of Principal, Premium and Interest............................................    65
   SECTION 10.2          Maintenance of Offices or Agencies....................................................    65
   SECTION 10.3          Money for Security Payments to Be Held in Trust.......................................    66
   SECTION 10.4          Existence.............................................................................    67
   SECTION 10.5          Statement by Officer as to Default....................................................    67
   SECTION 10.6          Delivery of Certain Information.......................................................    67
   SECTION 10.7          Registration Rights...................................................................    67
   SECTION 10.8          Waiver of Certain Covenants...........................................................    68

ARTICLE XI REDEMPTION OF SECURITIES............................................................................    68

   SECTION 11.1          Right of Redemption...................................................................    68
   SECTION 11.2          Applicability of Article..............................................................    68
   SECTION 11.3          Election to Redeem; Notice to Trustee.................................................    69
   SECTION 11.4          Selection by Trustee of Securities to Be Redeemed.....................................    69
   SECTION 11.5          Notice of Redemption..................................................................    69
   SECTION 11.6          Deposit of Redemption Price...........................................................    70
   SECTION 11.7          Securities Payable on Redemption Date.................................................    70
   SECTION 11.8          Conversion Arrangement on Call for Redemption.........................................    71

ARTICLE XII CONVERSION OF SECURITIES...........................................................................    71

   SECTION 12.1          Conversion Privilege..................................................................    71
   SECTION 12.2          Conversion Rate.......................................................................    73
   SECTION 12.3          Conversion Procedure..................................................................    74
   SECTION 12.4          Fractional Shares.....................................................................    76
   SECTION 12.5          Taxes on Conversion...................................................................    76
   SECTION 12.6          Adjustment of Conversion Rate.........................................................    76
   SECTION 12.7          Notice of Adjustments of Conversion Rate..............................................    80
   SECTION 12.8          Notice of Certain Corporate Action....................................................    81
   SECTION 12.9          Company to Reserve Common Stock.......................................................    82
   SECTION 12.10         Covenant as to Common Stock...........................................................    82
   SECTION 12.11         Cancellation of Converted Securities..................................................    82
   SECTION 12.12         Provision in Case of Consolidation, Merger or Sale of Assets..........................    82
   SECTION 12.13         Responsibility of Trustee for Conversion Provisions...................................    83

ARTICLE XIII REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON CERTAIN DATES OR UPON A CHANGE
                      IN CONTROL...............................................................................    83

   SECTION 13.1          Purchase of Securities by the Company at Option of the Holder.........................    83
   SECTION 13.2          Repurchase Notice by the Company......................................................    84
   SECTION 13.3          Repurchase Deliveries by Holder.......................................................    85
   SECTION 13.4          Payment of Repurchase Price...........................................................    86
   SECTION 13.5          Purchase of Securities at the Option of the Holder upon a Change in Control...........    88
   SECTION 13.6          Change in Control Repurchase Notice by the Company....................................    89
   SECTION 13.7          Change in Control Repurchase Deliveries by the Holder.................................    90
   SECTION 13.8          Payment of Change in Control Repurchase Price.........................................    91
   SECTION 13.9          Partial Purchases.....................................................................    93
   SECTION 13.10         Effect of Repurchase Notice or Change in Control Repurchase Notice....................    93
   SECTION 13.11         Withdrawal of a Repurchase Notice.....................................................    94
   SECTION 13.12         Deposit of Repurchase Price or Change in Control Repurchase Price.....................    94
   SECTION 13.13         Covenant to Comply With Securities Laws Upon the Purchase of Securities...............    95
   SECTION 13.14         Repayment to the Company..............................................................    95

ARTICLE XIV SUBORDINATION OF SECURITIES........................................................................    95

   SECTION 14.1          Agreement to Subordinate..............................................................    95
   SECTION 14.2          Liquidation; Dissolution; Bankruptcy..................................................    95
   SECTION 14.3          Default on Designated Senior Debt.....................................................    96
   SECTION 14.4          Acceleration of Securities............................................................    97
   SECTION 14.5          When Distribution Must Be Paid Over...................................................    97
   SECTION 14.6          Notice by Company.....................................................................    97
   SECTION 14.7          Subrogation...........................................................................    98
   SECTION 14.8          Relative Rights.......................................................................    98
   SECTION 14.9          Subordination May Not Be Impaired by Company or Alteration of Senior Debt.............    98
   SECTION 14.10         Distribution or Notice to Representative..............................................    99
   SECTION 14.11         Rights of Trustee and Paying Agent....................................................    99
   SECTION 14.12         Authorization to Effect Subordination.................................................    99
   SECTION 14.13         Amendments............................................................................    99
   SECTION 14.14         Article Applicable to Paying Agents...................................................    99

ARTICLE XV HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE.....................................   100

   SECTION 15.1          Company to Furnish Trustee Names and Addresses of Holders.............................   100
   SECTION 15.2          Preservation of Information...........................................................   100
   SECTION 15.3          Reports by Trustee....................................................................   100
   SECTION 15.4          Reports by Company....................................................................   101

ARTICLE XVI IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS....................................   101

   SECTION 16.1          Indenture and Securities Solely Corporate Obligations.................................   101

         INDENTURE, dated as of September 24, 2003, between BOWNE & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee hereunder (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 5.00% Convertible Subordinated Debentures due October 1, 2033 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1 Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

                  (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

         "Additional Interest" has the meaning specified in Section 10.7.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating Agent" means any Person authorized pursuant to Section
6.12 to act on behalf of the Trustee to authenticate Securities.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

         "Business Day", when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

         "Change in Control" has the meaning specified in Section 13.5.

         "Change in Control Notice" has the meaning specified in Section 13.6.

         "Change in Control Notice Date" has the meaning specified in Section 13.6.

         "Change in Control Repurchase Date" has the meaning specified in
Section 13.5.

         "Change in Control Repurchase Notice" has the meaning specified in
Section 13.7.

         "Change in Control Repurchase Price" has the meaning specified in
Section 13.5.

         "Code" has the meaning specified in Section 2.l.

         "combined tender and cash amount" has the meaning specified in Section 12.6.

         "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this Indenture as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 12.12, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications and, provided further, that all references to "Common Stock" payable in connection with the purchase of Securities in accordance with Article XIII or payable in connection with the redemption of the Securities in accordance with Article XI shall be deemed to include common stock of any entity, including the parent company of any such entity, that the Company consolidates or merges with or into, that is merged into the Company, or to which the Company sells or transfers all or substantially all of its assets.

         "common stock" includes any stock of any class of capital stock or common equity which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof, which has unrestricted voting rights and which is not subject to redemption by the issuer thereof.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Controller, Treasurer or one of its Executive or Senior Vice Presidents and delivered to the Trustee.

         "Constituent Person" has the meaning specified in Section 12.12.

         "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article XII. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.2 hereof.

         "Conversion Date" has the meaning specified in Section 12.3.

         "Conversion Period" has the meaning specified in Section 12.1.

         "Conversion Price", with respect to one share of Common Stock, means at any time the amount equal to $1,000 divided by the Conversion Rate in effect at such time.

         "Conversion Rate" has the meaning specified in Section 12.2.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration.

         "Current Market Price" at any Time of Determination, means the average of the daily Sale Prices per share of Common Stock for the five consecutive Trading Days selected by the Company commencing no more than 30 Trading Days before and ending at such Time of Determination. If another issuance, distribution, subdivision or combination causing an adjustment to the Conversion Rate occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Sale Price of Common Stock during such period.

         "Defaulted Interest" has the meaning specified in Section 3.7.

         "Depositary" means, with respect to any Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

         "Designated Senior Debt" means any and all indebtedness and related Obligations outstanding under the Company's Revolving Credit Facility and the Company's Senior Notes and any other particular Senior Debt having an aggregate principal amount in excess of $30,000,000 in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements to which the Company is a party, expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture. The instrument, agreement or other document evidencing such Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.

         "Documents" has the meaning specified in Section 6.3.

         "Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "DTC" means The Depository Trust Company, a New York corporation.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

         "Expiration Time" has the meaning specified in Section 12.6.

         "Global Security" means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

         "Holder" means the Person in whose name the Security is registered in the Security Register.

         "Indenture" means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

         "Initial Purchasers" means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc.

         "Instrument" has the meaning specified in Section 5.1.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Issue Date" means September 24, 2003.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase rights set forth in Article XIII, or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Non-electing Share" has the meaning specified in Section 12.12.

         "Non-Global Securities" means Securities that are not Global
Securities.

         "Notice of Default" has the meaning specified in Section 5.1.

         "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or any Executive or Senior Vice Presidents, the Chief Financial Officer, the Controller or the Treasurer of the Company.

         "Officer's Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Treasurer or one of the Executive or Senior Vice Presidents of the Company and delivered to the Trustee. The Officer signing an Officer's Certificate given pursuant to Section 10.5 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be reasonably acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (2) Securities for which money in the necessary amount to pay, repurchase or redeem such Securities has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be repurchased or redeemed, notice of such repurchase or redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

                  (3) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                  (4) Securities converted into Common Stock pursuant to
         Article XII;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officer's Certificate to such effect.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or interest and Additional Interest, if any, on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to
Section 10.2 hereof.

         "Payment Blockage Notice" has the meaning set forth in Section 14.3.

         "Payment Default" means any default in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Debt.

         "Permitted Junior Securities" means any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Debt (or any securities issued in exchange for Senior Debt) that may at the time be outstanding to at least the same extent as the Securities are so subordinated.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Conversion" has the meaning specified in Section 3.1.

         "Place of Payment" has the meaning specified in Section 3.1.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Press Release" means any press release issued by the Company and disseminated to Reuters Business News Services and Bloomberg News Services.

         "Purchase Agreement" means the Purchase Agreement, dated as of September 18, 2003, between the Company and the Initial Purchasers, as such agreement may be amended from time to time.

         "Purchased Shares" has the meaning specified in Section 12.6.

         "Purchasers" has the meaning specified in Section 11.8.

         "Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A.

         "Record Date" means any Regular Record Date or Special Record Date.

         "Record Date Period" means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registrable Securities" has the meaning specified in Section 10.7.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 24, 2003, between the Company and the Initial Purchasers, as such agreement may be amended from time to time in accordance with its terms.

         "Regular Record Date" for interest payable in respect of any Security on any Interest Payment Date means the close of business on March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Repurchase Date" has the meaning specified in Section 13.1

         "Repurchase Notice" has the meaning specified in Section 13.3.

         "Repurchase Price" has the meaning specified in Section 13.1.

         "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

         "Restricted Global Security" has the meaning specified in Section 2.1.

         "Restricted Securities" means all Securities required pursuant to
Section 3.5(3) to bear any Restricted Securities Legend. Such term includes the Restricted Global Security.

         "Restricted Securities Legend" means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 2.2 to be placed upon each Restricted Security.

         "Revolving Credit Facility" means the Company's $175 million revolving credit facility pursuant to the Credit Agreement, dated as of July 2, 2002, as amended by the First Amendment to Credit Agreement, dated March 28, 2003, and as further amended by the Second Amendment to Credit Agreement, dated September 24, 2003, among the Company, the several banks or entities from time to time parties thereto as lenders, Fleet National Bank, as Agent and Arranger, JPMorgan Chase Bank, as Documentation Agent and Wachovia Bank, National Association, as Syndication Agent, including any related notes, collateral documents, letters of credit, guarantees, instruments, agreements, interest rate agreements (consisting of interest rate protection agreements, interest rate future agreements, interest rate option agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedge agreements or other similar agreements or arrangements to which the Company is a party or a beneficiary), executed in connection therewith, as amended, restated, supplemented, waived, extended, renewed, replaced (in whole or in part, whether or not upon termination, and whether with the original lenders or agents or otherwise), refinanced (in whole or in part), restructured, repaid, refunded or otherwise modified from time to time.

         "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A Information" has the meaning specified in Section 10.6.

         "S&P" means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, and its successors.

         "Sale Price" means, with respect to the Common Stock, for any day, (i) the last reported per share sale price (or, if no last sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock then is listed, or if the Common Stock is not listed on a U.S. national or regional exchange, as reported on the Nasdaq National Market, or if the Common Stock is not quoted on the Nasdaq National Market, as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company's Board of Directors will make a good faith determination of the Sale Price.

         "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company."

         "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

         "Senior Debt" means, with respect to the Company, (i) all indebtedness for money borrowed, for reimbursement of drawings under letters of credit and all hedging obligations (including, without limitation, all Obligations under the Revolving Credit Facility and the Senior Notes), unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, and (ii) any deferrals, renewals, refinancings, replacements or extensions of any of the above; provided, however, that notwithstanding anything to the contrary in the preceding, Senior Debt shall not include (A) any liability for federal, state, local, foreign or other taxes owed or owing by the Company, (B) any intercompany indebtedness of the Company to any of its affiliates or (C) any trade payables.

         "Senior Debt Representative" means (i) the indenture trustee or other trustee, agent or representative for any Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative,
(A) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (B) in the case of all other such Senior Debt, the holder or owner of such Senior Debt; provided that the Trustee may require that any Person claiming to be a Senior Debt Representative furnish written certifications and other evidence, in form and substance reasonably satisfactory to the Trustee, that such Person is the owner, holder, or authorized representative, agent or attorney-in-fact with respect to such Senior Debt.

         "Senior Notes" means the Company's $25,000,000 6.90% Senior Notes, Series A, due January 30, 2007, the Company's $28,000,000 7.31% Senior Notes, Series B, due January 30, 2012 and the Company's $22,000,000 7.85% Senior notes, Series C, due January 30, 2012, in each case issued pursuant to a Note Purchase Agreement, dated as of January 30, 2002 between the Company and the respective purchasers of such series of notes, in each case as amended and as the same may be further amended, restated, modified or renewed from time to time.

         "Shelf Registration Statement" means a shelf registration statement with respect to resales of Registrable Securities to be filed with the Commission pursuant to the Registration Rights Agreement.

         "Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act as of the most recently ended fiscal year.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.7.

         "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

         "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Surrender Certificate" means a certificate substantially in the form set forth in Annex B.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, and (ii) the day ("Ex-Dividend Time") immediately prior to the commencement of "ex" date. The term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         "Trading Day" means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business; (b) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on the

Nasdaq National Market; or (c) if the applicable security is not so listed or admitted for trading on the New York Stock Exchange and not so quoted on the Nasdaq National Market, a day on which the principal U.S. national or regional exchange on which the applicable security is listed or admitted for trading is open for business.

         "Trading Price" has the meaning specified in Section 12.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, and the rules and regulations thereunder, as in force at the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, and the rules and regulations thereunder, as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

         "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex A.

SECTION 1.2 Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion needs be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 10.5) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3 Form of Documents Delivered to the Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any Officer's Certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or certificate or representations by, counsel. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers or any other Person, including public officials, stating that the information with respect to such factual matters is in the possession of the Company or such other Person.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4 Acts of Holders.

                  (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (ii) the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article IX. Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Company. Upon written request, the Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and records (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in
         Section 9.6.

                  (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (3) The principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

                  (4) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

                  (5) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 15.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders at the close of business on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

                  Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 5.1(4), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in
         Section 5.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such declaration or direction, and, with respect to clause
         (i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders

         (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

                  (6) Except as provided in Sections 5.12 and 5.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (7) The provisions of this Section 1.4 are subject to the provisions of Section 9.5.

SECTION 1.5 Notices, Etc. to the Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office, and

                  (2) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 345 Hudson Street, New York, New York 10014, Attention:
         Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

Such notice or communication shall be effective when initially received, unless otherwise herein expressly provided.

SECTION 1.6 Notice to Holders; Waiver.

         Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid or delivered by an overnight delivery service, or transmitted by telecopy, with written confirmation of transmission, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

         Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

         Such notice shall be deemed to have been given three (3) days after mailing, if by mail, one (1) day after mailing if by overnight courier, and on the date the notice is furnished if by telecopy or by hand.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7 Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents and cross-reference sheet are for convenience only and shall not affect the construction hereof.

SECTION 1.8 Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9 Separability Clause.

         In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10 Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11 Governing Law; Waiver of Jury Trial.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.12 Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, Change in Control Repurchase Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, or interest or Additional Interest, if any, on, or the payment of the Redemption Price, Repurchase Price or Change in Control Repurchase Price (whether the same is payable in cash or in shares of Common Stock or a combination thereof in the case of the Repurchase Price and the Change in Control Repurchase Price) with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of

Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, Change in Control Repurchase Date or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Change in Control Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13 Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

                                   ARTICLE II

                                 SECURITY FORMS

SECTION 2.1 Forms Generally.

         The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code"), or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. All Securities shall be in fully registered form.

         The Trustee's certificates of authentication shall be in substantially the form set forth in the form of Security contained in Section 2.2.

         Change in Control Repurchase Notices shall be substantially in the form set forth in the form of Security contained in Section 2.3.

         Repurchase Notices shall be substantially in the form set forth in the form of Security contained in Section 2.4.

         Conversion notices shall be in substantially the form set forth in the form of Security contained in Section 2.5.

         The Securities shall be printed, typewritten or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange on which the Securities may be quoted or listed, as the case may be, all as determined by the Officer executing such Securities, as evidenced by their execution thereof.

         Upon their original issuance, Securities issued as contemplated by the Purchase Agreement to Qualified Institutional Buyers in reliance on Rule 144A of the Securities Act shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons and bearing the Restricted Securities Legend. Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its Successor Securities, which are Global Securities, are collectively herein called the "Restricted Global Security."

SECTION 2.2 Form of Security.

                               [FACE OF SECURITY]

[Insert the following legend on the face of each Security that is a Restricted
Security:

THIS DEBENTURE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OR REPURCHASE OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS DEBENTURE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OR REPURCHASE OF THIS DEBENTURE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THESE RESALE RESTRICTIONS. IN ANY CASE, THE HOLDER OF THIS DEBENTURE WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS DEBENTURE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR REPURCHASE OF THIS DEBENTURE EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THIS DEBENTURE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE

OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[Insert the following legend on the face of each Security that is a Global
Security:

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS DEBENTURE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                                BOWNE & CO., INC.

          5.00% CONVERTIBLE SUBORDINATED DEBENTURES DUE OCTOBER 1, 2033

No.__________________                                        $__________________

CUSIP NO.____________

Bowne & Co., Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ________ United States Dollars (U.S. $______ ) [if this Security is a Global Security, then insert: (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $90,000,000) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on October 1, 2033 and to pay interest thereon, from September 24, 2003, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year (each, an "Interest Payment Date"), commencing April 1, 2004, at the rate of 5.00% per annum, until the principal hereof is due, and at such rate per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest and Additional Interest, if any. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the

Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or quoted, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date). Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

         The Securities shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

         Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                                 BOWNE & CO., INC.

                                                 By: ___________________________
                                                     Name:
                                                     Title:

                          Certificate of Authentication

         This is one of the Securities referred to in the within-mentioned Indenture.

Dated: _________________

                                              The Bank of New York, as Trustee

                                              By:______________________________
                                                   Authorized Signatory

                              [REVERSE OF SECURITY]

         This Security is one of a duly authorized issue of securities of the Company designated as its "5.00% Convertible Subordinated Debentures due October 1, 2033" (herein called the "Securities"), limited in aggregate principal amount to U.S. $90,000,000, issued and to be issued under an Indenture, dated as of September 24, 2003 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

         Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Article XII of the Indenture) (and subject to the Company's right to deliver cash or shares of Common Stock or a combination of cash and shares of Common Stock in certain circumstances), a Holder is entitled, at such Holder's option, to convert the Holder's Security into shares of Common Stock at the applicable Conversion Rate in effect on the Conversion Date.

         The initial Conversion Rate is 54.1126 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. A Holder that surrenders a Security for conversion will receive cash in lieu of any fractional share of Common Stock based on the Sale Price of the Common Stock of the Company on the Trading Day immediately prior to the Conversion Date.

         No sinking fund is provided for the Securities.

         The Securities are subject to redemption by the Company, in whole or in part, at any time on or after October 1, 2008, upon notice as set forth in
Section 11.5 of the Indenture, at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus all accrued and unpaid interest and Additional Interest, if any, to but excluding the Redemption Date.

         In the event of a redemption of the Securities, the Company will not be required (a) to issue, register the transfer of or exchange any Securities for a period beginning at the opening of business on the date that is 15 days immediately preceding the mailing of notice identifying the serial numbers of the Securities called for such redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is mailed to all Holders being redeemed, or (b) to register the transfer or exchange of any Security, or portion thereof (other than the unredeemed portion of any Security being redeemed in part), called for redemption.

         Subject to the terms and conditions of the Indenture, the Company shall be obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on October 1, 2008, October 1, 2013, October 1, 2018, October 1, 2023, and October 1, 2028, at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but not including, such Repurchase Date. The Repurchase Price for repurchases on October 1, 2008 will be paid in cash only. The Repurchase Price for repurchases on October 1, 2013, October 1, 2018, October 1, 2023, or October 1, 2028 may be paid, at the sole option of the Company, in cash or, subject to the satisfaction of certain conditions specified in the Indenture, by the issuance and delivery of shares of Common Stock, or in any combination thereof.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder upon a Change in Control at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but not including, such Change in Control Repurchase Date. At the sole option of the Company, the Change in Control Repurchase Price may be paid in cash, or, subject to the satisfaction of certain conditions set forth in the Indenture, by the issuance of shares of Common Stock, or in any combination thereof.

         If money (and/or shares of Common Stock if permitted under the Indenture) sufficient to pay the Redemption Price, Repurchase Price or the Change in Control Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased on the Redemption Date, Repurchase Date or Change in Control Repurchase Date, as the case may be, is deposited with the Paying Agent at 10:00 a.m., New York City time, on the Business Day immediately following the Redemption Date, Repurchase Date or the Change in Control Repurchase Date, as the case may be, then, on such Redemption Date, Repurchase Date and Change in Control Repurchase Date, as the case may be, whether or not the Securities are delivered to the Paying Agent, the Securities shall cease to be outstanding, interest shall cease to accrue and all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price, Repurchase Price or Change in Control Repurchase Price, as the case may be, upon delivery of such Securities).

         A Security in respect of which a Holder has delivered a Repurchase Notice or Change in Control Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Change in Control Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

         No payment or adjustment will be made for accrued and unpaid interest or dividends on the shares of Common Stock, except as provided in the Indenture.

         To surrender a Security for conversion, in the case of a Global Security, a Holder must comply with all Applicable Procedures of the Depositary, and in the case of a Security that is a Non-Global Security, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent and in any such case furnish appropriate endorsements and transfer documents and pay any transfer or similar taxes and all other taxes or duties, if required.

         In any case where the due date for the payment of the principal of, premium, if any, or interest, on any Security or the Redemption Price, Repurchase Price or Change in Control Repurchase Price or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of

Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, interest, Redemption Price, Repurchase Price or Change in Control Repurchase Price, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

         If this Security is a Registrable Security (as defined in the Indenture), then the Holder of this Security (including any Person that has a beneficial interest in this Security) and the Common Stock of the Company issuable upon conversion hereof are entitled to the benefits of a Registration Rights Agreement, dated as of September 24, 2003 (the "Registration Rights Agreement") between the Company and the Initial Purchasers. Under certain conditions set forth in the Registration Rights Agreement, Additional Interest may accrue on this Restricted Security.

         Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest payable as described in the Registration Rights Agreement to the extent that, in such context, Additional Interest is, were or would be payable in respect of such Security and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

[Insert the following paragraph on the reverse of each Security that is a Global
Security:

         In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

[Insert the following paragraph on the reverse of each Security that is not a Global Security:

         In the event of redemption, repurchase or conversion of this Security in part, only a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

         If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (1) the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, or (2) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest or Additional Interest, if any, hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

         Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse for the payment of the principal (and premium, if any) or interest or Additional Interest, if any, on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED THEREBY OR HEREBY.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM      as tenant in common                      UNIF GIFT MIN ACT      ____ Custodian ____
TEN ENT      as tenants by the entireties (Cust)                             (Cust)          (Minor)
JT TEN       as joint tenants with right of                                  under Uniform Gifts to
             survivorship and not as tenants                                 Minors Act _____
             in common                                                            (State)

         Additional abbreviations may also be used though not in the above list.

SECTION 2.3 Form of Election of Holder to Require Change in Control Repurchase.

                      Form of Election of Holder to Require
                          Change in Control Repurchase
                        (to be appended to the Security)

         (1) Pursuant to Section 13.5 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

         (2) The undersigned hereby directs the Trustee or the Company to pay it or ______________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (less any cash payments) (as set forth below), or a combination of cash and Common Stock, plus interest accrued to, but excluding, the Change in Control Repurchase Date, as provided in the Indenture.

Dated:

___________________________________________

___________________________________________
Signature(s)

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
Act of 1934.

___________________________________________
Signature Guaranteed

Principal amount to be repurchased (at least
U.S. $1,000 or an integral multiple of $1,000 in excess thereof): __________________________

Remaining principal amount following such repurchase (not less than U.S. $1,000):

______________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SECTION 2.4 Form of Election of Holder to Require Repurchase.

                Form of Election of Holder to Require Repurchase
                        (to be appended to the Security)

         (1) Pursuant to Section 13.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

For Repurchases occurring on October 1, 2008

         (2)(a) The undersigned hereby directs the Trustee or the Company to pay it or ______________ an amount in cash equal to 100% of the principal amount to be repurchased, plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

For Repurchases occurring on dates other than October 1, 2008

         (2)(b) The undersigned hereby directs the Trustee or the Company to pay it or ______________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased or a combination of cash and Common Stock, plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:

___________________________________________

___________________________________________
Signature(s)

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
Act of 1934.

___________________________________________
Signature Guaranteed

Principal amount to be repurchased (at least
U.S. $1,000 or an integral multiple of $1,000 in excess thereof): _________________________

Remaining principal amount following such repurchase (not less than U.S. $1,000):

______________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SECTION 2.5 Form of Conversion Notice.

                            Form of Conversion Notice
                        (to be appended to the Security)

         The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated: _______________     _____________________________________________________
                                                Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

___________________________________________
(Name)

___________________________________________

___________________________________________
(Address)

___________________________________________
Social Security or other Identification
Number, if any

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange
Act of 1934.

___________________________________________
[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1.       Principal amount to be converted: U.S. $ ___________

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

         Amount: U.S. $___________          Denominations: U.S. $____________

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

SECTION 2.6 Form of Assignment.

                               Form of Assignment
                        (to be appended to the Security)

         For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints ____________________as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _______________     _____________________________________________________
                                               Signature(s)

                                    Signature(s) must be guaranteed by an
                                    Eligible Guarantor Institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange Act of 1934.

                                    ___________________________________________
                                    Signature Guaranteed

SECTION 2.7 Schedule of Exchanges of Interests

           Schedule of Exchanges of Interests in the Global Debenture
                    (to be appended to the Global Debentures)

         The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:

                                                                            Principal Amount
                                                                               At Maturity           Signature of
                      Amount of decrease in        Amount of increase        of this Global       authorized officer
                         Principal Amount          in Principal Amount     Debenture following           of
                           At Maturity                At Maturity             such decrease      Trustee or Debenture
 Date of Exchange    of this Global Debenture   of this Global Debenture      (or increase)            Custodian
-----------------   -------------------------   ------------------------   -------------------   --------------------

                                  ARTICLE III

                                 THE SECURITIES

SECTION 3.1 Title and Terms.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S. $90,000,000, except for Securities authenticated and delivered pursuant to Section 3.4, 3.5, 3.6, 8.5,
12.3 or 13.9 in exchange for, or in lieu of, other Securities previously authenticated and delivered under this Indenture.

         The Securities shall be known and designated as the "5.00% Convertible Subordinated Debentures due October 1, 2033" of the Company. Their Stated Maturity shall be October 1, 2033 and they shall bear interest on their principal amount from September 24, 2003, payable semi-annually in arrears on April 1 and October 1 in each year, commencing April 1, 2004, at the rate of 5.00% per annum until the principal thereof is due and at the rate of [ ]% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on a Business Day as provided in Section 1.12.

         The principal of, premium, if any, and interest on the Securities shall be payable as provided in the form of Security set forth in Section 2.2, and the Redemption Price, Repurchase Price and the Change in Control Repurchase Price, whether payable in cash or in shares of Common Stock or a combination thereof, shall be payable at such places as are identified in the notice given by the Company pursuant to Sections 13.2 and 13.6, respectively (any city in which any Paying Agent is located being herein called a "Place of Payment").

         The Registrable Securities are entitled to the benefits of a Registration Rights Agreement as provided by Section 10.7 and in the form of Security set forth in Section 2.2. The Securities are entitled to the payment of Additional Interest as provided by Section 10.7.

         At any time on or after October 1, 2008, the Securities shall be subject to redemption by the Company, in whole or in part, subject to the conditions and as otherwise provided in Article XI and in the form of Security set forth in Section 2.2.

         The Securities shall be convertible as provided in Article XII (any city in which any Conversion Agent is located being herein called a "Place of Conversion").

         The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article XIII.

SECTION 3.2 Denominations.

         The Securities shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

SECTION 3.3 Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by an Officer of the Company. Any such signature may be manual or facsimile.

         Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.4 Global Securities; Non-Global Securities; Book-entry Provisions.

                  (1)   Global Securities

                  (i) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                  (ii) Except for exchanges of Global Securities for definitive, Non-Global Securities at the sole discretion of the Company, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (x) has notified the Company that it is unwilling, unable or no longer qualified to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event, if a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order directing the authentication and delivery of Securities, will authenticate and deliver, Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

                  (iii) If any Global Security is to be exchanged for other
                        Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article
                        III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 3.5, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this

                        Article III, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.5(3) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to conclusively rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

                  (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

                  (v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

                  (2)   Non-Global Securities

         Securities issued upon the events described in Section 3.4(l)(ii) shall be in definitive, fully registered form, without interest coupons, and shall bear the Restricted Securities Legend if and as required by this Indenture.

SECTION 3.5 Registration; Registration of Transfer and Exchange; Restrictions on
              Transfer.

                  (1) General. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                  At the option of the Holder, and subject to the other provisions of this Section 3.5, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.5, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

                  No service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 3.6, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 8.5, 12.5, 13.4 or 13.8 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

                  In the event of a redemption of the Securities, neither the Company nor the Securities Registrar will be required (a) to issue, register the transfer or exchange any Securities for a period beginning at the opening of business on the date that is 15 days immediately preceding the mailing of the notice identifying the serial numbers of the Securities called for such redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is mailed to all Holders being redeemed, or (b) to register the transfer or exchange of any Security, or portion thereof (other than the unredeemed portion of any Security being redeemed in part), called for redemption.

                  (2) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.5(2) shall be made only in accordance with this Section 3.5(2).

                  (i) Restricted Global Security to Restricted Non-Global Security. In the event that Non-Global Securities are to be issued pursuant to Section 3.4(1)(ii) in connection with any transfer of Securities, such transfer may be effected only in accordance with the provisions of this paragraph (2)(i) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) a Company Order from the Company directing the Trustee, as Security Registrar, to (x) authenticate and deliver one or more Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities to be so issued and appropriate delivery instructions and
                        (y) decrease the beneficial interest of a specified Agent Member's account in a Restricted Global Security by a specified principal amount not greater than the principal amount of such Restricted Global Security, and (B) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Security Registrar, shall decrease the principal amount of the Restricted Global Security by the specified amount and authenticate and deliver Securities in accordance with such instructions from the Company as provided in Section 3.4(1)(iii).

                  (ii) Restricted Non-Global Security to Restricted Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with the provisions of this paragraph (2)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of such Restricted Security as provided in
                        Section 3.5(1) and instructions from the Company directing that a beneficial interest in the Restricted Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account, then the Trustee, as Security Registrar, shall cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in Section 3.5(1) and increase the principal amount of the Restricted Global Security by the specified principal amount as provided in Section 3.4(1)(iii).

                  (iii) Exchanges Between Global Security and Non-Global
                        Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security only as provided in Section 3.4 or only if such exchange occurs in connection with a transfer effected in accordance with paragraph 2(i) above, provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 3.5(3)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if such exchange occurs in connection with a transfer effected in accordance with paragraph (2)(ii) above.

                  (3) Securities Act Legends. All Securities issued pursuant to this Indenture, and all Successor Securities, shall bear the Restricted Securities Legend and shall be subject to the restrictions on transfer specified therein, subject to the following:

                  (i) subject to the following paragraphs of this Section 3.5(3), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security for which the Security was exchanged;

                  (ii) subject to the following paragraphs of this Section 3.5(3), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global

                        Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by the Security for which the new Security was exchanged;

                  (iii) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their Successor Securities shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee, in writing, at any time when prospectuses must be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions;

                  (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such Security bearing a Restricted Securities Legend or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such new Security in exchange for or in lieu of such other Security as provided in this Article III;

                  (v) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security or any portion thereof that bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver such a new Security as provided in this
                        Article III; and

                  (vi)  notwithstanding the foregoing provisions of this
                        Section 3.5(3), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III.

                  (4) Any stock certificate representing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Securities Legend borne by such Securities, to the extent required by this Indenture, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock. With respect to the transfer of shares of Common Stock issued upon conversion of the Securities that are restricted hereunder, any deliveries of certificates, legal opinions or other instruments that would be required to be made to the Security Registrar in the case of a transfer of Securities, as described above, shall instead be made to the transfer agent for the Common Stock.

                  (5) Neither the Trustee, the Paying Agent nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any Federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder, and if and when expressly required to do so by the terms of the Indenture, to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.6 Mutilated, Destroyed, Lost or Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there be delivered to the Company and to the Trustee:

                  (1) evidence to their satisfaction of the destruction, loss or theft of any Security, and

                  (2) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

         Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7 Payment of Interest; Interest Rights Preserved.

         Subject to the last paragraph of this Section, interest or Additional Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest or Additional Interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraphs (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this paragraph provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing and following provisions of this Section and
Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Interest on any Security that is converted in accordance with Section
12.3 during a Record Date Period shall be payable in accordance with the provisions of Section 12.3.

SECTION 3.8 Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

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

SECTION 3.9 Cancellation.

         All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be canceled promptly by the Trustee (or its agent). No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.9. The Trustee shall dispose of all canceled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 3.10 Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11 CUSIP Numbers.

         The Company in issuing Securities may use CUSIP numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" or serial numbers.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, repurchase or registration of transfer or exchange, or replacement of Securities herein expressly provided for and any right to receive Additional Interest as provided in the Registration Rights Agreement and in the form of Security set forth in Section 2.2 and the Company's obligations to the Trustee pursuant to Section 6.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance reasonably satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

                  (1) Either

                           (i)      all Securities theretofore authenticated and
delivered (other than (A) Securities which have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                           (ii)     all such Securities not theretofore
delivered to the Trustee or its agent for cancellation (other than Securities referred to in paragraphs (A) and (B) of paragraph (1)(i) above)

                           (A) have become due and payable, or

                           (B) will have become due and payable at their Stated
Maturity within one year, or

                           (C) are to be called for redemption within one year
under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                           (D) and the Company, in the case of paragraphs (A),
(B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of paragraph (A)) in trust for the purpose an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligation of the Company to pay Additional Interest, if money shall have been deposited with the Trustee pursuant to paragraph (1)(ii) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 and the obligations of the Company and the Trustee under Section 3.5 and Article XII shall survive.

SECTION 4.2 Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

         All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against all money deposited with the Trustee pursuant to Section 4.1 (other than income taxes and franchise taxes incurred or payable by the Trustee and such other taxes, fees or charges incurred or payable by the Trustee that are not directly the result of the deposit of such money with the Trustee).

                                   ARTICLE V

                                    REMEDIES

SECTION 5.1 Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of the principal of or premium, if any, on any Security at its Maturity, upon redemption, repurchase or following a Change in Control, when the same becomes due and payable, whether or not prohibited by the subordination provisions of Article 14 hereof; or

                  (2) default in the payment of any interest, including any Additional Interest, upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not prohibited by the subordination provisions of Article 14 hereof; or

                  (3) failure by the Company to give a Company Notice in accordance with Section 13.6; or

                  (4) default in the performance of the Company's conversion obligations under this Indenture upon exercise of a Holder's right to conversion of its Security under this Indenture, and continuance of such default for a period of 5 Business Days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holder of such Security surrendered for conversion a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) default in the performance of any covenant of the Company in this Indenture (other than a covenant a default in the performance of which is specifically dealt with elsewhere in this Section), and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (6) a default in the payment when due (either at its stated maturity or upon acceleration thereof, and after expiration of any applicable grace period) under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or guarantee thereof) by the Company or any Significant Subsidiary (an "Instrument") with an aggregate principal amount in excess of U.S. $15,000,000, whether such indebtedness now exists or shall hereafter be created, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (7) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (8) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or state law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 5.1(7) or 5.1(8) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable; provided that so long as any indebtedness incurred pursuant to the Revolving Credit Facility is outstanding, such acceleration will not be effective until the earlier of (i) the acceleration of such Indebtedness under the Revolving Credit Facility or (ii) five Business Days after receipt by the Senior Debt Representative of the Revolving Credit Facility of written notice from the Company of such acceleration. If an Event of Default specified in Section 5.1(7) or 5.1(8) with respect to the Company occurs, the principal of, and accrued interest on, all the Securities shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

         At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                      (i)   all overdue interest on all Securities,

                      (ii) the principal of and premium, if any, on any Securities that have become due other than by such declaration of acceleration and any interest thereon at the rate borne by the Securities,

                      (iii) to the extent permitted by applicable law,
                            interest upon overdue interest at the rate borne by the Securities, and

                      (iv) all sums paid or advanced by the Trustee hereunder and the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel;

                  (2) all Events of Default, other than the nonpayment of the principal of and any premium and interest on, Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13; and

                  (3) such rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in 5.2(1).

         No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

                  (1) default is made in the payment of any interest on any Security when it becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and interest on any overdue principal and premium, if any, and, to the extent permitted by applicable law, on any overdue interest, at the rate borne by the Securities, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4 Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the

Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 5.5 Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to
Article XIV and after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 5.6 Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 6.7;

         SECOND: To the payment of all Senior Debt if and to the extent required by Article XIV;

         THIRD: To the payment of the amounts then due and unpaid for principal of, premium, if any, or interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

         FOURTH:  Any remaining amounts shall be repaid to the Company.

SECTION 5.7 Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing at the time of such institution;

                  (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee, and if requested, shall have provided, indemnity reasonably satisfactory to the Trustees against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity (or if requested, receipt of indemnity) has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 5.8 Unconditional Right of Holders to Receive Principal, Premium and
              Interest and to Convert.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.7) interest and Additional Interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Change in Control Repurchase Date or Repurchase Date, as the case may be), and to convert such Security in accordance with Article XII, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9 Restoration of Rights and Remedies.

         If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders as the case may be.

SECTION 5.12 Control by Holders.

         Subject to Section 6.3, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) the Trustee need not take any action that conflicts with law or this Indenture, that might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 5.13 Waiver of Past Defaults.

         The Holders, either (1) through the written consent of not less than a majority in principal amount of the Outstanding Securities or (2) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Security, or (ii) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall be deemed cured and cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14 Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or Change in Control Repurchase Date or Repurchase Date, as the case may be) or for the enforcement of the right to convert any Security in accordance with Article XII.

SECTION 5.15 Waiver of Stay, Usury or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 6.1 Certain Duties and Responsibilities.

                  (1)   Except during the continuance of an Event of Default,

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and

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

         skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (3) shall not be construed to limit the effect of paragraph (1) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any
                        action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

                  (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.2 Notice of Defaults.

         Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any default of the character specified in Section 5.1(4), no such notice to Holders shall be given until at least 60 days after the occurrence thereof or, if applicable, the expiration of the cure period specified therein. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.3 Certain Rights of Trustee.

         Subject to the provisions of Section 6.1:

                  (1) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, Officer's Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (collectively, the "Documents") believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such Documents;

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

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be the one specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate or Opinion of Counsel;

                  (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and, if requested by the Trustee, delivered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) No permissive power, right or remedy conferred upon the Trustee hereinunder shall be construed to impose a duty to exercise such power, right or remedy;

                  (9) The Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless a Responsible Officer has actual knowledge thereof or has received written notice thereof from the Company or any Holder. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Securities or as to the existence of an Event of Default hereunder

                  (10) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (12) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 6.4 Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5 May Hold Securities, Act as Trustee Under Other Indentures.

         The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

         The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 6.6 Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.7 Compensation and Reimbursement.

         The Company agrees:

                  (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including costs and expenses of enforcing this Indenture and defending itself against any claim (whether asserted by the Company, any Holder of Securities or any other Person) or liability in connection with the exercise of any of its powers or duties hereunder) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its written consent, which shall not be unreasonably withheld; and

                  (3) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

         The Trustee shall have a lien prior to the Securities on all money or property held or controlled by the Trustee to secure the Company's payment obligations in this Section 6.7, except that held in trust to pay principal and interest on the Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(6) or Section 5.1(7), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 6.8 Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and the Trustee and its parent corporation shall have (or be part of a holding company group with) a combined capital and surplus of at least U.S. $50,000,000, subject to supervision or examination by Federal or state authority, and in good standing. The Trustee or an Affiliate of the Trustee shall maintain an established place of business in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall either eliminate such interest or resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.9.

SECTION 6.9 Resignation and Removal; Appointment of Successor.

                  (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

                  (2) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

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

                  (3) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (4) The Trustee may be removed at any time by the Company and the Company may appoint a successor Trustee pursuant to this Article, provided, that (i) there is not an Event of Default that is continuing at the time of removal, (ii) the successor Trustee appointed by the Company meets the eligibility requirements of Section 6.8, and (iii) such removal and resignation shall not become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (5)   If at any time:

                  (i)   the Trustee shall cease to be eligible under Section
                        6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

                  (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (6) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section and Section 6.10. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by this Section and Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (7) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

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

SECTION 6.10 Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section
6.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

SECTION 6.11 Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12 Authenticating Agents.

         The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities, which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

         Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 6.12.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, by sale or otherwise, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.12.

         If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 6.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

         "This is one of the Securities referred to in the within-mentioned Indenture.

                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By:_________________________________________
                                    As Authenticating Agent

                                    By:_________________________________________
                                    Authorized Signatory"

SECTION 6.13 Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.14 Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

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                                  ARTICLE VII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1 Company May Consolidate, Etc. Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease such Person's properties and assets substantially as an entirety to the Company unless:

                  (1) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the properties and assets of the Company are so conveyed, transferred, sold or leased shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and, if the Company is not the surviving entity, the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the payment when due of the principal of, premium, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in all material respects in accordance with Article XII;

                  (2) immediately after giving effect to such transaction no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under
         Section 8.3.

         Notwithstanding the foregoing, the requirements of paragraph (3) of this Section shall not apply to (i) a merger or consolidation involving the Company and a Subsidiary, in which the Company is the surviving entity, or (ii) the conveyance, transfer, sale or lease of a Subsidiary's properties and assets substantially as an entirety to the Company.

SECTION 7.2 Successor Substituted.

         Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with
Section 7.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                       59
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                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

SECTION 8.1 Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by
         Article VII of this Indenture;

                  (2) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (3) to cure any ambiguity or correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or that is otherwise defective, provided such action pursuant to this paragraph (3) shall not adversely affect the interests of the Holders;

                  (4) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (5) to secure the Securities;

                  (6) to make any change to the provisions of this Indenture that does not adversely affect the Holders of any outstanding Securities, including, without any limitation, changes to the provisions of Article XIV (which may include changes requested by lenders under the Revolving Credit Facility);

                  (7) to increase the conversion rate or reduce the conversion price; provided that the increase or reduction, as the case may be, is in accordance with the terms hereof or will not adversely affect the interests of the Holders of the Securities;

                  (8) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

                  (9) to modify the restrictions on resales and other transfers of the Securities and the shares of Common Stock upon conversion thereof to reflect changes in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.

         Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

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

         Notwithstanding any other provision of the Indenture or the Securities, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

SECTION 8.2 Supplemental Indentures with Consent of Holders.

         Except as set forth in Section 8.1, with either (i) the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount of, or the premium, if any, or the rate of interest payable thereon, or reduce the amount payable upon a redemption or mandatory repurchase, or change the place or currency of payment of the principal of, premium, if any, or interest on any Security (including any payment of Redemption Price or Repurchase Price or Change in Control Repurchase Price in respect of such Security) or impair the right to institute suit for the enforcement of any payment in respect of any Security; or

                  (2) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (3) reduce the percentage required for the adoption of a resolution or the quorum required at any meeting of Holders at which a resolution is adopted; or

                  (4) modify the subordination of the Securities in a manner adverse to the Holders; or

                  (5) modify the Company's right to redeem the Securities in a manner adverse to the Holders; or

                  (6) modify the provisions of Article XIII in a manner adverse to the Holders; or

                  (7) adversely affect a Holder's right to convert a Security other than a modification or amendment required by the terms of this Indenture; or

                  (8) modify the provisions of Section 10.6 in a manner adverse to the Holder.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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SECTION 8.3 Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to general equity principles and applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, dissolution, moratorium or other similar laws relating to or affecting creditors' rights generally. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.4 Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 8.5 Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 8.6 Notice of Supplemental Indentures.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice to all Holders of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section
1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE IX

                        MEETINGS OF HOLDERS OF SECURITIES

SECTION 9.1 Purposes for Which Meetings May Be Called.

         A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

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SECTION 9.2 Call, Notice and Place of Meetings.

                  (1) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 9.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                  (2) In case at any time the Company, pursuant to a Board Resolution, or, the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (1) of this Section.

SECTION 9.3 Persons Entitled to Vote at Meetings.

         To be entitled to vote at any meeting of Holders, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.4 Quorum; Action.

         The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Outstanding Securities that shall constitute a quorum.

         Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

         At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 8.2 and except to the extent Section 10.8 requires a different vote) shall be effectively passed and decided if passed or decided by the lesser of (1) the Holders of not less than a majority in principal amount of Outstanding Securities

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

and (2) the Persons entitled to vote not less than a majority in aggregate principal amount of Outstanding Securities represented and entitled to vote at such meeting.

         Any resolution passed or decisions taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of any such resolutions or decisions pursuant to Section 1.6.

SECTION 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

                  (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy guaranteed by any bank, broker or other eligible institution participating in a recognized medallion signature guarantee program.

                  (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.2(1), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

                  (3) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

                  (4) Any meeting of Holders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 9.6 Counting Votes and Recording Action of Meetings.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and,

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

if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE X

                                   COVENANTS

SECTION 10.1 Payment of Principal, Premium and Interest.

         The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business in New York City on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

SECTION 10.2 Maintenance of Offices or Agencies.

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

         The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, which shall initially be the Corporate Trust Office, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

         The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and the Corporate Trust Office as one such office or agency of the Company for each of the aforesaid purposes.

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SECTION 10.3 Money for Security Payments to Be Held in Trust.

         If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee, in writing, of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, no later than the opening of business in New York City on each due date of the principal of, premium, if any, or interest on any Securities, deposit with the Trustee a sum in funds immediately payable on the payment date sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

         In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability for interest.

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SECTION 10.4 Existence.

         Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.5 Statement by Officer as to Default.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         The Company will deliver to the Trustee, forthwith upon becoming aware of any default or any Event of Default under the Indenture, an Officer's Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

         Any notice required to be given under this Section 10.5 shall be delivered to the Trustee at its Corporate Trust Office.

SECTION 10.6 Delivery of Certain Information.

         At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (1) the date such a security (or any such predecessor security) was last acquired from the Company or (2) the date such a security (or any such predecessor security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

SECTION 10.7 Registration Rights.

         The Company agrees that the Holders from time to time of Registrable Securities (as defined in the Registration Rights Agreement) are entitled to the benefits of the Registration Rights Agreement.

         Under certain conditions set forth in the Registration Rights Agreement, additional interest (as defined in the Registration Rights Agreement, "Additional Interest") may accrue on the Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium,

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

if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section to the extent that, in such context, Additional Interest is, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

         For purposes of the Registration Rights Agreement, the term "Holder" means any Person that is the record owner of Registrable Securities (and includes any Person that has a beneficial interest in any Registrable Security that is a Global Security).

         If Additional Interest is payable under the Registration Rights Agreement, the Company shall deliver to the Trustee no later than fifteen days prior to the proposed payment date for the Additional Interest a certificate to that effect stating (i) the amount of Additional Interest that is payable and
(ii) the date on which Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If Additional Interest has been paid by the Company directly to the persons entitled thereto, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

         The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

SECTION 10.8 Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 10.4 if the Holders shall, through
(1) the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities or (2) the adoption of a resolution at a meeting of Holders of the Outstanding Securities at which a quorum is present by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 11.1 Right of Redemption.

         The Securities may be redeemed in accordance with the provisions of the form of Security set forth in Section 2.2.

SECTION 11.2 Applicability of Article.

         Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XI.

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SECTION 11.3 Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

SECTION 11.4 Selection by Trustee of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee within five Business Days after it receives the notice described in 11.3, from the Outstanding Securities not previously called for redemption, by lot, on a pro rata basis or by another method the Trustee considers appropriate.

         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount and certificate numbers thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.5 Notice of Redemption.

         Notice of redemption shall be given in the manner provided in Section
1.6 to the Holders to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, and such notice shall be irrevocable.

         All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price, and accrued interest, if any, to, but excluding, the Redemption Date,

                  (3) if less than all Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be outstanding after such partial redemption,

                  (4) that on the Redemption Date the Redemption Price, and accrued interest, if any, to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

                  (5) the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion, and

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                  (6) the place or places where such Securities are to be
         surrendered for payment of the Redemption Price and accrued interest, if any, to, but excluding, the Redemption Date.

         In case of a partial redemption, the notice shall specify the serial and CUSIP numbers (if any) and the portions thereof called for redemption and that transfers and exchanges may occur on or prior to the Redemption Date.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request (which request shall be delivered to the Trustee simultaneously with notification of the Redemption Date pursuant to Section 11.3), by the Trustee in the name of and at the expense of the Company. Notice of redemption of Securities to be redeemed at the election of the Company received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.

SECTION 11.6 Deposit of Redemption Price.

         On or prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest to the Redemption Date on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

         If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of
Section 3.7) be paid to the Company as promptly as practicable or, if then held by the Company, shall be discharged from such trust.

SECTION 11.7 Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest) such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with said notice such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest to but excluding the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of, premium, if any, and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at the rate borne by the Security and such Security shall remain convertible until the Redemption Price of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

         Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form

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satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 11.8 Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the "Purchasers") to purchase such securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued and unpaid to but excluding the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Price, together with interest accrued and unpaid to but excluding the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                  ARTICLE XII

                            CONVERSION OF SECURITIES

SECTION 12.1 Conversion Privilege.

         Subject to and upon compliance with the provisions of this Article, a Holder of a Security may convert its Securities into shares of Common Stock at the applicable Conversion Rate (as defined below) in effect on the date of conversion under any of the following circumstances:

                  (1) during any Conversion Period prior to October 1, 2032, if the Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of such Conversion Period is more than 120% of the Conversion Price on the first day of such Conversion Period. If an event set forth under
         Section 12.6 shall have occurred during such 30 consecutive Trading Days ending on the first day of such Conversion Period, the

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         Sale Price of the Common Stock on the Trading Day prior to such event shall be deemed for purposes of the calculation described in the preceding sentence to have been appropriately adjusted to reflect the occurrence of the event. A "Conversion Period" will be the period from and including the eleventh Trading Day in a fiscal quarter to, but not including, the eleventh Trading Day in the immediately following fiscal quarter.

                  (2) at any time after the Sale Price of the Common Stock on any date after October 1, 2032 through the Business Day immediately prior to Maturity, is more than 120% of the then-current Conversion Price.

                  (3) during the five consecutive Business Day period following any five consecutive Trading Day period in which the average of the Trading Prices for a Security was less than 95% of the average Sale Price of the Common Stock during such five consecutive Trading-Day period multiplied by the applicable Conversion Rate; provided, however, if, on the day before the Conversion Date, the Sale Price of the Common Stock is greater than 100% of the Conversion Price but less than or equal to 120% of the Conversion Price, then a Holder converting its Securities may receive, in lieu of Common Stock based on the applicable conversion rate, at the Company's option, cash, Common Stock, or a combination of cash and Common Stock with a value equal to 100% of the principal amount of the Holder's Securities on the Conversion Date.

         The "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers designated by the Company, which may include any of the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal (1) the then-applicable Conversion Rate of the Securities multiplied by (2) the Sale Price of the Common Stock on such determination date; provided that the Trustee shall not determine the Trading Price of the Securities unless requested by the Company; and provided further that the Company shall have no obligation to make such request unless a holder of Securities provides the Company with reasonable evidence that the Trading Price of the Security for a five consecutive Trading-Day period may be less than 95% of the average Sale Price of the Common Stock during such five consecutive Trading-Day period multiplied by the applicable Conversion Rate; and at which time, the Company shall instruct the Trustee to determine the Trading Price of the Securities for the five consecutive Trading-Day period to determine whether the Securities are convertible pursuant to Section 12.1(3). Any such determination will be conclusive absent manifest error.

                  (4) in the event that the Securities are assigned a credit rating by either Moody's or S&P, if, and for so long as, the credit rating assigned to the Securities by either Moody's or S&P is reduced at least two notches below the credit rating initially assigned to the Securities by Moody's or S&P, as the case may be; provided, however, the Securities shall not be convertible if the credit rating assigned to the Securities has been suspended or withdrawn by either such rating agency or if either of such rating agencies ceases to rate the Securities; and provided further that the Trustee shall have no obligation to ascertain the credit ratings assigned to the Securities, the Company shall have no obligation to cause the Securities to be rated or continue to be rated and the Company shall promptly notify the Trustee in writing of any such reduction.

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                  (5) at any time prior to 5:00 p.m., New York City time, on the
         Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to Article XI hereof.

                  (6) if the Company distributes to all or substantially all holders of its Common Stock rights entitling them to purchase Common Stock at less than the then Current Market Price at that time, or declares a distribution to all or substantially all Holders of its Common Stock assets, debt securities or rights to purchase Securities where the fair market value of such distribution per share of Common Stock exceeds 10.0% of the Sale Price of a share of Common Stock as of the Business Day prior to the date of declaration for such distribution, the Securities may be converted beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and the Securities may be converted at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place; provided, however, that a Holder shall not have the right to convert pursuant to this paragraph (6) if the Holder will otherwise participate in the distribution without conversion.

                  (7) if the Company is a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the shares of Common Stock would be converted into cash, securities or other property, the Securities may be converted at any time from and after the date that is 15 days prior to the date the Company announces as the anticipated effective time of the transaction until 15 days after the actual date of such transaction. If the transaction constitutes a Change in Control, the Holders will be entitled to require the Company to purchase all or a portion of its Securities pursuant to Article XIII.

         A Security in respect of which a Holder has delivered a Repurchase Notice or a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article XIII. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Security in accordance with Article XIII, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date or the Change in Control Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case, subject to any Applicable Procedures with respect to any Global Security).

SECTION 12.2 Conversion Rate.

         The number of shares of Common Stock issuable upon conversion of a Security (the "Conversion Rate") shall initially be 54.1126 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described Section 12.6. The Company shall notify the Trustee of each date on which the Securities become convertible pursuant to Section 12.1 and of each date on which the Securities are no longer convertible pursuant to
Section 12.1, which notices shall set forth the calculations on which such determination was made. Unless and until the Trustee receives an Officer's Certificate that the Securities are convertible, the Trustee may assume without inquiry that the Securities are not convertible and unless and until the Trustee receives an Officer's Certificate that the Securities are no longer convertible, the Trustee may assume without inquiry that the Securities are convertible.

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SECTION 12.3 Conversion Procedure.

         A Holder may convert a portion of a Security if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000 in excess thereof. Provisions of this Section 12.3 that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         To convert a Security, a Holder must, in the case of a Global Security, comply with the Applicable Procedures of the Depositary, and in the case of a Non-Global Security, (1) complete and manually sign the form of irrevocable conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender, if a Non-Global Security, the Security to the Conversion Agent, and in any such case, furnish appropriate endorsements and transfer documents and pay any transfer or similar taxes and all other taxes or duties, if required. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

         As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Holder, through the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion, and cash in lieu of any fractional share determined pursuant to Section 12.4 (other than in the case of Holders in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary's Applicable Procedures). The Person in whose name the certificate is registered shall be treated as a stockholder of record as of the close of business on the Conversion Date. Upon conversion of a Security in its entirety, such Person shall no longer be a Holder of such Security.

         Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time.

         All shares of Common Stock delivered upon such conversion of Restricted Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Securities pursuant to
Section 3.5 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock.

         In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

         If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Security, then such Holder must deliver to the Conversion Agent a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, registrar or transfer agent shall be required to register in a name other than that of the beneficial owner, shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.

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

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Section. On conversion of a Security, that portion of accrued and unpaid interest, if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the principal amount of the Securities. The Company will not adjust the Conversion Rate to account for accrued interest, if any. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities, including any accrued and unpaid interest of the Securities converted.

         Except as provided in this paragraph, a Holder of Securities who converts on a date that is not an Interest Payment Date, shall not be entitled to receive any cash payment of accrued and unpaid interest on any such Securities being converted. If a Holder is a holder of a Security on a Regular Record Date, including any Securities converted subsequent to the Regular Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Securities at 5:00 p.m. New York City time on such Regular Record Date shall receive the cash payment of interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof. Any conversion notice given during the period from 5:00 p.m. New York City time on any Regular Record Date preceding any Interest Payment Date to 9:00 a.m. New York City time on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion; provided, however, a Holder will not be required to make such payment if it is converting a Security that the Company has called for redemption, or that the Holder is entitled to require the Company to repurchase from such Holder, if the conversion right would terminate because of the redemption or repurchase between the Regular Record Date and the close of business on the second Business Day following the next succeeding Interest Payment Date.

         Upon conversion, in lieu of settlement in shares of Common Stock, the Company may elect to settle in cash or a combination of cash and shares of Common Stock. If the Company elects to settle entirely in cash, the Company will deliver to the Holder surrendering Securities on the Conversion Date, cash in an amount equal to the product of (i) a number equal to (A) the aggregate principal amount of Securities to be converted divided by 1,000, multiplied by (B) the Conversion Rate in effect on the Conversion Date, and (ii) 100% of the average sale price for the five consecutive Trading Days ending on the third Trading Day preceding the Conversion Date. If the Company elects to settle a portion of the conversion obligation in cash, the Company will deliver to the Holder surrendering Securities on the Conversion Date a cash amount calculated as described in the immediately preceding sentence and will satisfy the balance of the Company's conversion obligation by delivering shares of Common Stock to such Holder. The Company shall notify any Holder that converts Securities, with a copy to the Trustee and the Conversion Agent, by the second Trading Day following the Conversion Date whether the Company will pay such Holder in cash, shares of Common Stock or a combination of cash and shares of Common Stock, and such notice shall state the relative percentages of each. The Company shall pay such Holder any portion of the principal amount of Securities surrendered for conversion by such Holder to be paid in cash on the third Trading Day after the Conversion Date. With respect to any portion of the principal amount of a Holder's Securities surrendered for conversion to be paid in Common Stock, the Company shall deliver shares of Common Stock to such Holder on the fourth Trading Day following the Conversion Date. The portion of any combination settlement represented by shares of Common Stock

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shall be calculated to the nearest full share, and the value of any fractional share shall be added to the cash payment portion of the combination settlement. Notwithstanding the foregoing, if an Event of Default pursuant to Section 5.1 (other than a default in a cash payment upon conversion of the debentures), has occurred and is continuing, the Company shall not be entitled to elect to settle in cash or a combination of cash and shares of Common Stock upon conversion of any Security, other than payment of cash in lieu of fractional shares pursuant to Section 12.4.

         By delivering to the Holder the number of shares of Common Stock issuable upon conversion, determined by dividing the principal amount of the Securities being converted by the Conversion Price, together with a cash payment, if any, in lieu of fractional shares, the Company will have satisfied its obligation with respect to the converted Securities. Accrued but unpaid interest (including Additional Amounts, if any) shall not be canceled, extinguished or forfeited but rather shall be deemed to be paid in full to the holder entitled thereto through the delivery of shares, together with a cash payment, if any, in lieu of fractional shares, in exchange for the Security being converted.

SECTION 12.4 Fractional Shares.

         The Company will not issue fractional shares of Common Stock upon conversion of a Security. Instead, the Company will pay cash based on the current market value of the fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last Trading Day immediately prior to the Conversion Date, of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

SECTION 12.5 Taxes on Conversion.

         If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 12.6 Adjustment of Conversion Rate.

         The Conversion Rate shall be subject to adjustments from time to time as follows:

                  (1) In case the Company shall pay or make a dividend or other distribution payable exclusively in shares of Common Stock to all holders of its Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying the Conversion Rate in effect immediately prior to such date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination. If,

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

         after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph
         (8) of this Section 12.6) of the Common Stock on the date of approval by the Board of Directors of the issuance of such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights, options or warrants shall be increased by multiplying the Conversion Rate in effect immediately prior to such date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price. If, after any such date fixed for such determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or rights, options or warrants to subscribe for or purchase shares of any class of capital stock (other than any rights, options or warrants that by their terms will also be issued to any Holder upon

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         conversion of a Security into shares of Common Stock without any action required by the Company or any other Person) or other property (including cash or assets or securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) any consideration distributed in any merger or consolidation to which Section 12.12 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock on the date fixed for such determination and the denominator shall be the current market price per share (determined as provided in paragraph (8) of this Section 12.6) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date that the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

         In the event the then fair market value (as so determined) of the portion of the evidences of indebtedness, shares of any class of capital stock or other property so distributed is equal to or greater than the current market price per share of the Common Stock on such date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of such evidences of indebtedness, shares of any class of capital stock or other property such Holder would have received had such Holder converted each Security on such date.

                  (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash distributed upon a merger or consolidation to which Section 12.12 applies) in an aggregate amount that, combined together with the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section 12.6 has been made exceeds $0.22 per share (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of its Common Stock), then, and in each such case, immediately after the close of business on the date for determination of stockholders entitled to receive such dividend or other distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such determination date by a fraction, the numerator of which shall be equal to the sum of (i) the current market price per share (determined as provided in paragraph (8) of this Section 12.6) of the Common Stock as of the date of approval by the Board of Directors of the Company of such dividend or other distribution and (ii) the amount by which the cash dividends or other distributions within such 365 day period exceeds $0.22 per share and the denominator of which is such current market price per share of Common Stock.

                  (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate

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         consideration having a fair market value (as determined by the Board of
         Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (i) the aggregate of the cash in excess of $0.22 per share plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of any non-cash consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this
         Section 12.6 has been made and (ii) the aggregate amount of any cash distributions to all holders of the Common Stock within 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made (the "combined tender and cash amount") exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 12.6) as of the last time
         (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction
         (A), the numerator of which shall be equal to the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 12.6) on the date of the Expiration Time multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (B) the denominator of which shall be equal to (p) the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 12.6) on the date of the Expiration Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (q) the combined tender and cash amount

                  (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 12.12 applies) shall be deemed to involve
         (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 12.6), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 12.6).

                  (8) For the purpose of any computation under paragraph (2),
         (4), (5) or (6) of this Section 12.6, the current market price per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Sale Price for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "`ex date", when used with respect to any issuance or distribution, means the first date on which the

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         Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                  (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5), (6) and (7) of this Section 12.6, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

                  (11) Notwithstanding the foregoing provisions of this Section 12.6, no adjustment of the Conversion Rate shall be required to be made
         (i) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, or (ii) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

                  (12) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the Sale Price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change in Control pursuant to Section
         13.5. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 1.6 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                  (13) There shall be no adjustment to the Conversion Rate upon the issuance of rights under the Company's rights agreement dated as of June 19, 1998 or upon issuance of rights pursuant to a rights agreement hereafter adopted that is an amendment, renewal or replacement thereof, prior to such rights being separated from the Common Stock. If Holders of the Securities exercise the right of conversion prior to the rights trading separately from the Common Stock, such Holders shall receive rights in addition to the Common Stock upon conversion of such Securities. If Holders of the Securities exercise the right of conversion after the date the rights issued under the Company's rights agreement separate from the underlying Common Stock, such Holders will only receive Common Stock upon a conversion of any Securities without the right.

SECTION 12.7 Notice of Adjustments of Conversion Rate.

         Whenever the Conversion Rate is adjusted as herein provided:

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                  (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.6 and shall prepare an Officer's Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

                  (2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

         Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has actual knowledge remains in effect.

SECTION 12.8 Notice of Certain Corporate Action.

         In case:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) other than exclusively in cash or (ii) exclusively in cash in an amount that would require an adjustment pursuant to Section 12.6; or

                  (2) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than pursuant to a rights agreement referred to in Section 12.6(13)); or

                  (3) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders, with a copy to the Trustee and the Conversion Agent in accordance with Section 1.6, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or
(B) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred

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to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in paragraphs (1) through (4) of this
Section 12.8. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

         The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 12.9 Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 12.10 Covenant as to Common Stock.

         The Company agrees that all shares of Common Stock that may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and non-assessable and, except as provided in Section 12.5, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 12.11 Cancellation of Converted Securities.

         All Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

SECTION 12.12 Provision in Case of Consolidation, Merger or Sale of Assets.

         In case of any consolidation or merger of the Company with or into any other Person or any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company (other than a sale of all or substantially all of the assets of the Company that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 12.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not (A) a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such

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consolidation, merger, conveyance, sale, transfer or lease by others than a
Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 12.12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 12.12 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, an Officer's Certificate or an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 12.13 Responsibility of Trustee for Conversion Provisions.

         The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                  ARTICLE XIII

                  REPURCHASE OF SECURITIES AT THE OPTION OF THE
              HOLDER UPON CERTAIN DATES OR UPON A CHANGE IN CONTROL

SECTION 13.1 Purchase of Securities by the Company at Option of the Holder.

         The Securities shall be subject to repurchase by the Company at the option of the Holder on October 1, 2008, October 1, 2013, October 1, 2018, October 1, 2023 and October 1, 2028 (each, a "Repurchase Date"), at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but not including, such Repurchase Date (the "Repurchase Price"), subject to the satisfaction by or on behalf of the Holder of the requirements set forth in
Section 13.3.

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SECTION 13.2 Repurchase Notice by the Company.

         No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee and to each Holder. The notice shall include a form of Repurchase Notice (as defined below) to be completed by the Holder and shall briefly state, as applicable:

                  (1) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

                  (2) the Repurchase Date;

                  (3) the Repurchase Price;

                  (4) whether the Repurchase Price will be paid in cash or, if permitted hereunder, in shares of Common Stock, or a combination thereof and, in the case of a combination, the percentage of each;

                  (5) if the Repurchase Date is not October 1, 2008, whether the Company elects to pay the Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock pursuant to Section 13.4, that the number of shares of Common Stock each Holder will receive will equal the portion of the Repurchase Price to be paid in shares of Common Stock divided by 95% of the average Sale Price of the Common Stock for the five Trading Days immediately preceding and including the third Business Day immediately preceding the Repurchase Date.

                  (6) if the Repurchase Date is not October 1, 2008, whether the Company elects to pay the Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock pursuant to Section 13.4, the method of calculating the Sale Price of the shares of Common Stock;

                  (7) that because the Sale Price of the shares of Common Stock will be determined prior to the Repurchase Date, Holders of the Securities will bear the market risk that the shares of Common Stock to be received will decline in value between the date such Sale Price is determined and the Repurchase Date;

                  (8) the name and address of the Paying Agent and the Conversion Agent;

                  (9) the Conversion Rate and any adjustments thereto;

                  (10)that the Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Repurchase Notice has been withdrawn in accordance with the terms hereof;

                  (11)if the Security is a Non-Global Security, that the Security must be surrendered to the Paying Agent to collect payment;

                  (12)that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the Repurchase Date, or if the Security is a Non-Global Security the later of the Repurchase Date and the time of surrender of such Security;

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

                  (13) the procedures the Holder must follow to exercise its right to require the Company to repurchase its Securities under this
         Section 13.2;

                  (14) the conversion rights, if any, of the Securities;

                  (15) the procedures for withdrawing a Repurchase Notice;

                  (16) that, unless the Company defaults in making payment of such Repurchase Price, interest on Securities subject to repurchase by the Company will cease to accrue on and after the Repurchase Date; and

                  (17) the CUSIP number(s) of the Securities.

         At the Company's request, the Trustee shall give the notice of repurchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least seven Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holder in accordance with this Section 13.2; provided further that the text of the notice of repurchase right shall be prepared by the Company.

SECTION 13.3 Repurchase Deliveries by Holder.

         Purchases of Securities under Section 13.1 shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Repurchase Notice") in the form set forth in
         Section 2.2 during the period beginning at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date stating:

                  (i) the certificate number of the Security which the Holder will deliver to be purchased if Non-Global Securities have been issued,

                  (ii) the portion of the aggregate principal amount of the Security which the Holder will deliver to be purchased, which portion must be in aggregate principal amounts of $1,000 or an integral multiple thereof,

                  (iii) that such Security shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture; and

                  (2) delivery or book-entry transfer of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice, as determined by the Company.

         If the Securities are Global Securities, the Repurchase Notice must comply with Applicable Procedures.

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

         Any purchase by the Company contemplated pursuant to Section 13.1 shall be consummated by the delivery to the Paying Agent of the cash or Common Stock, as applicable, sufficient to pay the Repurchase Price to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Security.

         If shares of Common Stock to be delivered upon repurchase of a Security are to be registered in a name other than the Holder's name, then such Holder must deliver to the Paying Agent a Surrender Certificate, dated the date of surrender of such Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Security. Neither the Trustee nor the Paying Agent or other agents shall be required to register in a name other than the Holder's name shares of Common Stock issued upon repurchase of any such Security not so accompanied by a properly completed Surrender Certificate.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 13.3 shall have the right to withdraw such Repurchase Notice at any time prior to 5:00 p.m. New York City time on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.11 below. If such Repurchase Notice is withdrawn, the Company will not be obligated to repurchase the related Securities.

SECTION 13.4 Payment of Repurchase Price.

         If Securities are to be repurchased on October 1, 2008 pursuant to
Section 13.1, the Repurchase Price shall be paid in cash. If Securities are to be repurchased on October 1, 2013, October 1, 2018, October 1, 2023 or October 1, 2028 pursuant to Section 13.1, the Repurchase Price may be paid, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth below. The Company shall designate, in the notice of repurchase right delivered pursuant to Section 13.2 above, whether the Company will repurchase Securities for cash or, if permitted hereunder, shares of Common Stock, or, if a combination thereof, the percentages of the Repurchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in a share of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section
13.1 shall receive the same percentage of cash or, if permitted hereunder, shares of Common Stock in payment of the Repurchase Price for such Security, (1) except as provided in this Section 13.4 with regard to the payment of cash in lieu of fractional shares of Common Stock and (2) in the event that the Company is unable to purchase the Securities of the Holder or Holders for shares of Common Stock because any necessary qualifications or registration of the shares of Common Stock under applicable securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of repurchase right to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price in whole or in part, in shares of Common Stock.

         If the Company elects to pay all or a portion of the Repurchase Price of Securities in respect of which a Repurchase Notice has been given in shares of Common Stock, the number of shares of Common Stock to be issued shall be equal to the portion of the Repurchase Price to be paid in shares of Common Stock divided by 95% of the average Sale Price of the Common Stock for the five Trading Days

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

immediately preceding and including the third Business Day immediately preceding the Repurchase Date, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

         The Company will not issue any fraction of a share of Common Stock in payment of the Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of one share of Common Stock on the last Trading Day immediately prior to the Repurchase Date. If a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

         The Company's right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the registration of such shares of Common Stock under the Securities Act, if required;

                  (2) any qualification of such shares of Common Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification;

                  (3) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association;

                  (4) the receipt by the Trustee of an Officer's Certificate stating: (i) that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture; (ii) that the shares of Common Stock to be issued in payment of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Repurchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (iii) that the conditions in this paragraph (4)(i) and 4(ii) above, the conditions in paragraphs (1)-(3) above and the condition set forth in the third succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and (iv) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period the average Sale Price is calculated; and

                  (5) the receipt by the Trustee of an Opinion of Counsel stating that: (i) the shares of Common Stock to be issued in payment of the Repurchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of the Indenture in payment of the Repurchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights; and (ii) the conditions in paragraphs (1) through (3) above have been satisfied in all material respects.

         If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, and the Company has elected to repurchase the Securities through the issuance of Common Stock, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in cash.

         Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through a public medium as is customary for such a press release.

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         If a Holder of a repurchased Security is paid in shares of Common
Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

SECTION 13.5 Purchase of Securities at the Option of the Holder upon a Change in Control.

         If a Change in Control occurs, the Securities not previously purchased or called for redemption by the Company shall be purchased by the Company, at the option of the Holder thereof, at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the Change in Control Repurchase Date (the "Change in Control Repurchase Price"). The date the Company shall repurchase the Securities pursuant to this Section shall be 45 days after the Change in Control Notice Date (as defined below) delivered by the Company (the "Change in Control Repurchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.7.

         A "Change in Control" shall be deemed to have occurred at any time after any of the following events shall occur:

                  (1) Any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its or its Subsidiaries' employee benefit plans; or

                  (2) the Company merges or consolidates with or into any other person, any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person, other than any transaction: (i) that does not result in any reclassification, conversion, exchange or cancellation of the Company's outstanding shares of Common Stock, (ii) pursuant to which the holders of the Company's shares of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (iii) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

         Notwithstanding the foregoing provisions of this Section, a Change in Control shall not be deemed to have occurred if (A) the Sale Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change in Control or the date of the public announcement of the Change in Control (in the case of a Change in Control under paragraph (1) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under paragraph (1) and (2) above) shall, in the case of each of such five Trading Days, equal or exceed 105% of the Conversion Price of the Securities in effect on each of such five Trading Days, or (B) at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to

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dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under paragraph (2) of this Section consists of shares of common stock, depository receipts or other certificates representing common equity instruments traded on a national securities exchange or quoted on Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into such common stock, depository receipts or other certificates representing common equity interests.

         For purposes of this Section, whether a Person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

SECTION 13.6 Change in Control Repurchase Notice by the Company.

         No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice", the date of such mailing, the "Change in Control Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Repurchase Notice (as defined below) to be completed by the Holder and shall state:

                  (1) briefly, the nature of the Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Repurchase Notice pursuant to this Section must be given;

                  (3) the Change in Control Repurchase Date;

                  (4) the Change in Control Repurchase Price;

                  (5) if the Company elects to pay the Change in Control Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock pursuant to Section 13.8, that the number of shares of Common Stock each Holder will receive will equal the portion of the Change in Control Repurchase Price to be paid in shares of Common Stock divided by 95% of the average Sale Price of the Common Stock for the five Trading Days immediately preceding and including the Third Business Day immediately preceding the Change in Control Repurchase Date;

                  (6) if the Company elects to pay the Change in Control Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock pursuant to Section 13.8, the method of calculating the Sale Price of the shares of Common Stock;

                  (7) that because the Sale Price of the shares of Common Stock will be determined prior to the Change in Control Repurchase Date, Holders of the Securities will bear the market risk that the shares of Common Stock to be received will decline in value between the date such Sale Price is determined and the Change in Control Repurchase Date;

                  (8) the name and address of the Paying Agent and the Conversion Agent;

                  (9) the Conversion Rate applicable on the Change in Control Notice Date;

                  (10)that the Securities as to which a Change in Control Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the

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         Change in Control Repurchase Notice has been withdrawn in accordance with the terms of the Indenture;

                  (11) if the Security is a Non-Global Security, that the Security must be surrendered to the Paying Agent to collect payment;

                  (12) that the Change in Control Repurchase Price for any Security as to which a Change in Control Repurchase Notice has been duly given and not withdrawn will be paid promptly following the Change in Control Repurchase Date, or if the Security is a Non-Global Security, the later of the Change in Control Repurchase Date and the time of surrender of such Security;

                  (13) the procedures the Holder must follow to exercise its rights under Section 13.5;

                  (14) the conversion rights, if any, of the Securities;

                  (15) the procedures for withdrawing a Change in Control Repurchase Notice;

                  (16) that, unless the Company defaults in making payment of such Change in Control Repurchase Price, interest on Securities subject to purchase by the Company will cease to accrue on and after the Change in Control Repurchase Date; and

                  (17) the CUSIP number(s) of the Securities.

         At the Company's request, the Trustee shall give the Change in Control Notice in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least seven Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Change in Control Notice must be given to the Holder in accordance with this Section; provided further that the text of the Change in Control Notice shall be prepared by the Company.

SECTION 13.7 Change in Control Repurchase Deliveries by the Holder.

         A Holder may exercise its rights specified in this Section upon delivery of a written notice of purchase (a "Change in Control Repurchase Notice") in the form set forth in Section 2.2 to be received by the Paying Agent at any time on or prior to the 30th day after the Change in Control Notice Date, stating:

                  (1) delivery to the Paying Agent by the Holder of a Change in Control Repurchase Notice during the period beginning at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Change in Control Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Change in Control Repurchase Date stating:

                      (i) the certificate number of the Security which the Holder will deliver to be purchased if Non-Global Securities have been issued,

                      (ii) the portion of the aggregate principal amount of the Security which the Holder will deliver to be purchased, which portion must be in aggregate principal amounts of $1,000 or an integral multiple thereof,

                      (iii) that such Security shall be purchased by the Company as of the Change in Control Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture; and

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                  (2) delivery or book-entry transfer of such Security to the
         Paying Agent prior to, on or after the Change in Control Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change in Control Repurchase Price therefor; provided, however, that such Change in Control Repurchase Price shall be so paid only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Repurchase Notice, as determined by the Company.

         If Securities are Global Securities, the Change in Control Repurchase Notice must comply with the Applicable Procedures.

         The delivery or book-entry transfer of such Security to the Paying Agent with the Change in Control Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Repurchase Price therefor; provided, however, that such Change in Control Repurchase Price shall be so paid pursuant to this Section only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Repurchase Notice.

         If shares of Common Stock to be delivered upon repurchase of a Security are to be registered in a name other than the Holder's name, then such Holder must deliver to the Paying Agent a Surrender Certificate, dated the date of surrender of such Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Security. Neither the Trustee nor the Paying Agent or other agents shall be required to register in a name other than the Holder's name shares of Common Stock issued upon repurchase of any such Security not so accompanied by a properly completed Surrender Certificate.

SECTION 13.8 Payment of Change in Control Repurchase Price.

         If Securities are to be repurchased pursuant to Section 13.5, the Change in Control Repurchase Price may be paid for, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth below. The Company shall designate, in the notice of repurchase right delivered pursuant to Section
13.6 above, whether the Company will repurchase Securities for cash or, if permitted hereunder, shares of Common Stock, or, if a combination thereof, the percentages of the Change in Control Repurchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in a share of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section 13.5 shall receive the same percentage of cash or, if permitted hereunder, shares of Common Stock in payment of the Change in Control Repurchase Price for such Security, (1) except as provided in this Section 13.8 with regard to the payment of cash in lieu of fractional shares of Common Stock and (2) in the event that the Company is unable to purchase the Securities of the Holder or Holders for shares of Common Stock because any necessary qualifications or registration of the shares of Common Stock under applicable securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of repurchase right to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change in Control Repurchase Date, any condition to the payment of the Change in Control Repurchase Price in whole or in part, in shares of Common Stock.

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

         If the Company elects to pay all or a portion of the Change in Control Repurchase Price of Securities in respect of which a Change in Control Repurchase Notice has been given in shares of Common Stock, the number of shares of Common Stock to be issued shall be equal to the portion of the Change in Control Repurchase Price to be paid in shares of Common Stock divided by 95% of the average Sale Price of the Common Stock for the five Trading Days immediately preceding and including the third Business Day immediately preceding the Change in Control Repurchase Date, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

         The Company will not issue any fraction of a share of Common Stock in payment of the Change in Control Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of one share of Common Stock. If a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

         The Company's right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the registration of such shares of Common Stock under the Securities Act, if required;

                  (2) any qualification of such shares of Common Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification;

                  (3) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association;

                  (4) the receipt by the Trustee of an Officer's Certificate stating: (i) that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture; (ii) that the shares of Common Stock to be issued in payment of the Change in Control Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Change in Control Repurchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (iii) that the conditions in this paragraph
         (4)(i) and 4(ii) above, the conditions in paragraphs (1)-(3) above and the condition set forth in the third succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and (iv) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period the average Sale Price is calculated; and

                  (5) the receipt by the Trustee of an Opinion of Counsel stating that: (i) the shares of Common Stock to be issued in payment of the Change in Control Repurchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of the Indenture in payment of the Change in Control Repurchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights; and (ii) the conditions in paragraphs (1) through
         (3) above have been satisfied in all material respects.

         If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change in Control Repurchase Date, and the Company has elected to repurchase the Securities through the issuance of Common Stock, the Company shall pay the entire Change in Control Repurchase Price of the Securities of such Holder or Holders in cash.

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

         Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through a public medium as is customary for such a press release.

         If a Holder of a repurchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

         The Company may arrange for a third party to make an offer to repurchase any Securities for which it receives a valid Change in Control Repurchase Notice, in the manner and otherwise in compliance with the requirements set forth in Sections 13.5, 13.6, 13.7 and 13.8. If a third party purchases any Securities under these circumstances, then interest will continue to accrue on those Securities and those Securities shall continue to be outstanding after the Change in Control Repurchase Date. If the Holder who has delivered a Change in Control Repurchase Notice fails to deliver the Securities to the third party on or before the Change in Control Repurchase Date, then the third party that intended to repurchase the Securities will be released from its obligations to do so and the Holder who delivered the Change in Control Repurchase Notice but failed to deliver the Securities will have no further rights hereunder or under the Securities to require repurchase by the Company or by the third party with respect to that Change in Control Repurchase Notice.

SECTION 13.9 Partial Purchases.

         The Company shall purchase from the Holder thereof, pursuant to this
Article XIII, a portion of a Security if the aggregate principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any Non-Global Security, which is to be purchased only in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

SECTION 13.10 Effect of Repurchase Notice or Change in Control Repurchase
Notice.

         Upon receipt by the Paying Agent of the Repurchase Notice or Change in Control Repurchase Notice specified in Section 13.3 or Section 13.7, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Change in Control Repurchase Notice, as the case may be, is withdrawn as specified in Section 13.11) thereafter be entitled to receive solely the Repurchase Price or Change in Control Repurchase Price, as the case may be, with respect to such Security. Such Repurchase Price or Change in Control Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or Common Stock by the Paying Agent, promptly following the later of (1) the Repurchase Date or

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

the Change in Control Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 13.3 or Section 13.7, as applicable, have been satisfied) and (2) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 13.3 or Section 13.7, as applicable. Securities in respect of which a Repurchase Notice or Change in Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Purchase Notice or Change in Control Repurchase Notice unless, in the case of a Security in respect of which a Purchase Notice has been given, such Purchase Notice has first been validly withdrawn as specified in the
Section 13.11 below.

SECTION 13.11 Withdrawal of a Repurchase Notice.

         A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date specifying:

                  (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted if Non-Global Securities have been issued,

                  (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

         If the Securities are Global Securities, the withdrawal notice must comply with Applicable Procedures.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

SECTION 13.12 Deposit of Repurchase Price or Change in Control Repurchase Price.

         Prior to 10:00 a.m., New York City time on the Repurchase Date or the Change in Control Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3) an amount of cash (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Repurchase Date or Change in Control Repurchase Date, as the case may be.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Repurchase Date or Change in Control Repurchase Date, as the case may be, money and/or shares of Common Stock, if permitted hereunder, sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as applicable, of any Securities for which a Repurchase Notice or Change in Control Repurchase Notice, as the case may be, has been tendered and not withdrawn pursuant to
Section 13.11, then, on such Repurchase Date and Change in Control Repurchase Date, as the case may be, such Securities will cease to be outstanding and interest on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the

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Repurchase Price or Change in Control Repurchase Price, as the case may be, upon delivery of such Securities).

SECTION 13.13 Covenant to Comply With Securities Laws Upon the Purchase of Securities.

         When complying with the provisions of this Article XIII, the Company shall, subject to any exemption under applicable laws (1) comply with Rule 13e-4 and Rule 14e-1 (or any applicable successor provision), under the Exchange Act,
(2) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable and (iii) otherwise comply with any applicable Federal and state securities laws so as to permit the rights and obligations under this Article XIII to be exercised in the time and in the manner specified herein. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article XIII, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article XIII.

SECTION 13.14 Repayment to the Company.

         The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed for two years, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price or Change in Control Repurchase Price, as the case may be; provided, however, that to the extent the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 13.12 above exceeds the aggregate Repurchase Price or Change in Control Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Change in Control Repurchase Date, as the case may be, then, promptly after the Business Day following the Repurchase Date or Change in Control Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                  ARTICLE XIV

                           SUBORDINATION OF SECURITIES

SECTION 14.1 Agreement to Subordinate.

         The Company agrees, the Trustee acknowledges and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XIV, to the prior payment in full in cash (or in the form of any other consideration permitted under such Senior Debt) of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. The holders of all existing and future Senior Debt shall have the right to rely upon this Article XIV.

SECTION 14.2 Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (1) holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Securities

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

         will be entitled to receive or retain any payment or distribution of any kind or character with respect to the Securities (except that Holders of Securities may receive and retain Permitted Junior Securities);

                  (2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article XIV will be made to holders of Senior Debt (except that Holders of Securities may receive and retain Permitted Junior Securities), as their interests may appear; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 14.2, the Trustee or any Holder of any Securities shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of Obligations with respect to the Securities (except that Holders of Securities may receive and retain Permitted Junior Securities) before all Senior Debt is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

SECTION 14.3 Default on Designated Senior Debt.

                  (1) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                  (i) Payment Default on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt;

                  (ii) any other default occurs and is continuing on any series of Designated Senior Debt and as a result the maturity of such Designated Senior Debt has been accelerated and such acceleration has not been subsequently rescinded; or

                  (iii)  any other default (other than as specified in clauses
                         (i) and (ii) above) occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until at least 360 days have elapsed since the beginning of the effectiveness of the immediately prior Payment Blockage Notice.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has have been waived for a period of not less than 90 days.

                  (2) The Company may and will resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

                  (i) in the case of a default pursuant to clause (i) or (ii) of Section 14.3(1) above, upon the date upon which all amounts of such Designated Senior Debt has been paid in full in cash or such default is cured, waived or ceases to exist and any acceleration has been rescinded; and

                  (ii)   in the case of a default pursuant to clause (iii) of
                         Section 14.3(1) above, upon the earliest of (A) 179 days after the date on which the applicable Payment Blockage Notice is received, (B) the date on which such non-payment default is terminated by the written notice of the Designated Senior Debt that issued the Payment Blockage Notice, (C) the date upon which all amounts of such Designated Senior Debt has been paid in full in cash or (D) the date on which such default is cured, waived or ceases to exist and any acceleration has been rescinded, in each case unless the maturity of any Designated Senior Debt has been accelerated, if this Article XIV otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 14.4 Acceleration of Securities.

         If payment of the Securities is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.

SECTION 14.5 When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities (other than Permitted Junior Securities) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 14.3, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or any Senior Debt Representative, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article XIV, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article XIV, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 14.6 Notice by Company.

         The Company will promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities or the purchase of any Securities by the Company to violate this Article XIV, but failure to give such notice will not affect the subordination of the Securities to the Senior Debt as provided in this Article XIV.

SECTION 14.7 Subrogation.

         After all Senior Debt is paid in full and until the Securities are paid in full, Holders of Securities will be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Securities have been applied to the payment of Senior Debt. A distribution made under this Article XIV to holders of Senior Debt that otherwise would have been made to Holders of Securities is not, as between the Company and Holders, a payment by the Company on the Securities.

SECTION 14.8 Relative Rights.

         This Article XIV defines the relative rights of Holders of Securities and holders of Senior Debt. Nothing in this Indenture will:

                  (1) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Additional Interest, if any, on the Securities in accordance with their terms;

                  (2) affect the relative rights of Holders of Securities and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Securities.

         If the Company fails because of this Article XIV to pay principal of, premium or interest or Additional Interest, if any, on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 14.9 Subordination May Not Be Impaired by Company or Alteration of Senior Debt.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIV or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 14.10 Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to the Senior Debt Representative(s).

         Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee and the Holders of Securities will be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Senior Debt Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

SECTION 14.11 Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article XIV or any other provision of this Indenture, the Trustee will not be charged with actual knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee has received at its Corporate Trust Office at least two (2) Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this
Article XIV. Only the Company or a Senior Debt Representative may give the notice. Nothing in this Article XIV will impair the claims of, or payments to, the Trustee under or pursuant to Section 6.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Paying Agent, Conversion Agent, Security Registrar or co-registrar may do the same with like rights.

SECTION 14.12 Authorization to Effect Subordination.

         Each Holder of Securities, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XIV, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.4 hereof at least 30 days before the expiration of the time to file such claim, the Senior Debt Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 14.13 Amendments.

         The provisions of this Article XIV may not be amended or modified without the written consent of the Senior Debt Representative(s) with respect to each series of Senior Debt then outstanding (or, to the extent that any series of Senior Debt does not have a Senior Debt Representative, the holders of such Senior Debt).

SECTION 14.14 Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the obligations imposed upon the "Trustee" pursuant to this Article XIV shall in such case (unless the context otherwise requires) be construed as extending and applying equally to such Paying Agent, as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

                                   ARTICLE XV

         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE

SECTION 15.1 Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee:

                  (1) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (2) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 15.2 Preservation of Information.

                  (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section
         15.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 15.1 upon receipt of a new list so furnished.

                  (2) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (3) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 15.3 Reports by Trustee.

                  (1) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

                  (2) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when the Securities are listed on any stock exchange and any delisting thereof.

SECTION 15.4 Reports by Company.

         After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

         Delivery of such reports, information and documents to the Trustee pursuant to this Section 15.4 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                                  ARTICLE XVI

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 16.1 Indenture and Securities Solely Corporate Obligations.

         No recourse for the payment of the principal of or premium, if any, or interest on any Security and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                      BOWNE & CO., INC.

                                      By: /s/ Carl. J. Crosetto
                                          -----------------------------------
                                          Name:  Carl J. Crosetto
                                          Title: President

                                      THE BANK OF NEW YORK, as Trustee

                                      By: /s/ Marie E. Trimboli
                                          -----------------------------------
                                          Name: Marie E. Trimboli
                                          Title: Assistant Vice President

             ANNEX A -- Form of Unrestricted Securities Certificate

                       UNRESTRICTED SECURITIES CERTIFICATE

    (For removal of Restricted Securities Legend pursuant to Section 3.5(3))

The Bank of New York
101 Barclay Street - 8W
New York, New York 10286

         RE: 5.00% CONVERTIBLE SUBORDINATED DEBENTURES DUE OCTOBER 1, 2033 OF BOWNE & CO., INC. (THE "SECURITIES")

         Reference is made to the Indenture, dated as of September 24, 2003 (the "Indenture"), from Bowne & Co., Inc. (the "Company") to The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

         This certificate relates to U.S. $_______________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No. _________________

         CERTIFICATE No(s). _________________

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to Section 3.5(3) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least two years has elapsed since the Issue Date, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the States of the United States and other jurisdictions.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated: ______________

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:    _______________________________________
Name:  _______________________________________
Title: ______________________________________

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                    ANNEX B -- Form of Surrender Certificate

         In connection with the certification contemplated by Section 12.3, 13.3 or 13.7 relating to compliance with certain restrictions relating to transfers of Restricted Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and the Initial Purchasers.

                                   CERTIFICATE

                                BOWNE & CO., INC.

               5.00% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2033

         This is to certify that as of the date hereof with respect to U.S. $__________ principal amount of the above-captioned securities surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for conversion or repurchase where the securities issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

_________         The transfer of the Surrendered Securities complies with Rule
144A under the Securities Act; or

_________         The transfer of the Surrendered Securities complies with Rule
144 under the United States Securities Act of 1933, as amended (the "Securities Act"); or

_________         The transfer of the Surrendered Securities has been made to an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act and a signed letter containing certain representations and agreements relating to restrictions on transfer of the Securities has been delivered (and if such transfer is for an aggregate principal amount less than $250,000 an opinion of counsel acceptable to the Company if requested by the Company, that such transfer is exempt from registration); or

_________        The transfer of the Surrendered Securities has been made
pursuant to an exemption from registration under the Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.

[Name of Holder]

Dated: _____________________________

*To be dated the date of surrender

                                      B-1